Exhibit 16

      October 23, 2003

      Securities and Exchange Commissions
      450 5th Avenue, N.W.
      Washington, DC  20549

      Gentlemen:

      We have read Item 4 of the Form 8-K of OCG Technology, Inc. dated October 23, 2003. We agree with the statement concerning our firm contained therein.

      Very truly yours,


      /s/ Arthur Yorkes, Partner
      ---------------------------
      ARTHUR YORKES & COMPANY LLP



                                       5